                                                                    EXHIBIT 10.2

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

               DISTRIBUTION AND OEM AGREEMENT BETWEEN TEKELEC AND
                             DAEWOOD TELECOM, LTD.

        This INTERNATIONAL DISTRIBUTION AND OEM AGREEMENT is entered into as of this first day of June, 1997, by and between TEKELEC, a California corporation with a place of business at Enterprise Center 5151 McCrimmon Parkway, Suite #216, Morrisville, NC 27560 ("Tekelec"), and Daewoo Telecom, Ltd. a company doing business at Daewoo Center Bldg., 541, 5 Ga Namdaemun-Ro, Chung-Gu, Seoul, Korea ("Distributor").

        IN CONSIDERATION of the premises and mutual covenants contained herein, and other valuable consideration, the parties agree as follows:

1.      DEFINITIONS

        For purposes of this Agreement, the following terms shall have the meanings set forth:

        1.1 "Products". The term "Products" shall mean the Tekelec Products listed in Exhibit "A" attached hereto and incorporated herein, as it may be amended and any additional products as may be added from time to time by Tekelec in its sole discretion, including Spare Parts (as defined below).

        1.2 "Software". The term "Software" shall mean any General Purpose Computer or Embedded System software incorporated into or otherwise accompanying any Product, and any replacement software therefor, in object code form only.

        1.3 "Spare Parts". The term "Spare Parts" shall mean the standard repair and replacement parts for the Products made available by Tekelec from time to time.

        1.4 "Territory". The term "Territory" shall mean the geographic area or areas set forth in Exhibit "B" attached hereto and incorporated herein. Such Territory shall be amended from time to time as mutually agreed in writing.

        1.5 "User Documentation". The term "User Documentation" shall mean the documentation accompanying a Product for the purpose of instructing end users in the use and operation of such Product.

        1.6. "Translated Version". The term "Translated Version" shall mean a local language translation of the Products and the User Documentation.

        1.7. "Effective Date". The term "Effective Date" shall mean the date first set forth above which, upon execution of this Agreement by both parties, shall be the effective date of this Agreement.

        1.8. "Termination Date". The term "Termination Date" shall mean the date upon which any termination of this Agreement, for any reason whatsoever (including expiration), becomes effective.

        1.9 "includes": "including". Except where followed directly by the word "only", the terms "includes" or "including" shall mean "includes, but is not limited to" and "including, but not limited to" respectively.

2. TERM

        2.1. Term. The initial term of this Agreement shall commence upon the Effective Date and shall continue for a period of three (3) years, unless terminated earlier as provided herein (the "Term"). Except as expressly set forth, this Agreement may not be terminated by either party except in accordance with Section 12.

Should both parties mutually agree to renew this Agreement, then such agreement shall be indicated in writing no later than sixty (60) days prior to the expiration of the original term.

        2.2. Renewal. In the event of any renewal of this Agreement, the "Term" shall include the period of such renewal. Neither party shall be under any obligation to renew or extend the operation of this Agreement or to enter into any new agreement with the other party following the expiration of the Term (including any previous renewals or extensions); and neither party shall be under any obligation of any kind whatsoever to the other party by reason of any failure or refusal to renew or extend the operation of this Agreement or to enter into any new agreement with the other party, following expiration of the Term.

3. APPOINTMENT AS DISTRIBUTOR AND OEM BUYER

        3.1. Appointment As Distributor. Tekelec hereby appoints Distributor, and Distributor hereby accepts such appointment, as an independent distributor of Products in the Territory during the Term and agrees to comply with the other provisions of this Agreement. Tekelec agrees to provide to Distributor, and Distributor agrees to order, to pay for and to accept delivery of, Products on the terms and conditions set forth in this Agreement.

        3.2. Exclusivity. Distributor's appointment hereunder shall be Exclusive for the Products identified in Exhibit "A" and "Exclusive Market Rights" Territories identified in Exhibit "B". After the termination or non-renewal of this Agreement has been made, Tekelec may appoint a new distributor in the Territory which shall thereupon be entitled to begin distribution of the Products in the Territory. In addition, Tekelec shall not be required to act, or to refrain from acting if such act or refrainment may subject Tekelec to liability under any federal or state antitrust, competition or other law.

        3.3. Appointment of Subdistributors. Distributor shall have the right to appoint one or more subdistributors in the Territory, provided that each such appointment is subject to a written agreement containing terms and conditions at least as restrictive as to the subdistributor as this Agreement is to Distributor. Distributor shall be solely responsible for assuring that any such subdistributor does not act or omit to act in any manner which conflicts with any term or condition of this Agreement.

        3.4. Rights to OEM, Manufacture, Produce or Jointly Develop. Both parties will negotiate in good faith to establish such rights, including but not limited to Technology Transfer. The terms associated with such rights shall be amended to this Agreement. Until the above terms are negotiated and amended to this agreement, Tekelec shall provide the Product identified in Exhibit "A" to Distributor as OEM buyer's brand as per request. Distributor shall be responsible for all of Tekelec's expenses in preparing product branding.

Should Distributor exercise its rights to Manufacture, Produce or Jointly Develop Product, specifically for the purpose of providing Product enhancements or localization. Tekelec shall provide interim technical support to Distributor until an Amendment which explicitly describes the terms and conditions for such support is concluded.

        3.5. No Right to Reproduce, Modify or Reverse Engineer. Unless modified by subsequent agreement, nothing in this Agreement shall be construed as giving Distributor any right to manufacture or modify any Product or to otherwise make copies of any Software or any User Documentation, except as expressly and clearly permitted by this Agreement or by Tekelec's Software License Agreement identified in Exhibit "D" (the

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

"Software License Agreement") or by applicable law. Distributor agrees that it will not, and will not permit or assist any other party to, reverse engineer all or any part of any of the Products (including the Software).

     3.6 System Integrator. Tekelec acknowledges Distributor's role as System Integrator and Tekelec's obligation to provide Distributor with such documentation as is required to fulfill its role as System Integrator.

     3.7 Violation of Exclusivity by Tekelec. Should Tekelec limit or dilute the exclusivity of the Agreement as not otherwise provided in this Agreement, both parties agree that the financial compensation due to the Distributor, if any, shall be decided under the provisions of Section 20.11.

4.   ADAPTATION FOR LOCAL MARKET

     4.1 Adaptation of Products for Local Market. Until such time as both parties have negotiated an Agreement permitting the Distributor to modify, enhance, adapt or manufacture Product for use in Local Markets. Tekelec shall provide such adaptation, on a timely basis, at its prevailing rates of [**] per engineering hour. Distributor shall be responsible for translating the service and instruction manuals and Tekelec advertising and promotional materials relating to such Products into the language of the Territory.

     4.2 Translation of Software License Agreement. Not later than twenty (20) days after the Effective Date, Distributor shall, at its sole expense, prepare and deliver to Tekelec a translation from English into the local language version of the Software License Agreement.

5.   CONTINUING OBLIGATIONS OF DISTRIBUTOR

     5.1 Distributor Efforts. Distributor will use best efforts to promote, vigorously and aggressively, the marketing and distribution of the Products to customers through a concerted effort in the Territory.

     5.2 All Products. As a material condition of Distributor's Exclusive distribution appointment hereunder, Distributor shall vigorously promote, market and distribute all of the Products identified in Exhibit "A" in the Territory identified in Exhibit "B".

     5.3 Sufficient Facilities and Personnel. Distributor shall maintain in the Territory the capacity, facilities and personnel necessary (a) to serve the needs of customers and potential customers with respect to the Products, and
(b) to carry out Distributor's obligations under this Agreement.

     5.4 Notification. Distributor will notify Tekelec in writing of any claim or proceeding involving Products no later than ten (10) days after Distributor learns of such claim or proceeding. Distributor will also report promptly to Tekelec all claimed or suspected Product defects. Distributor will notify Tekelec in writing not more than thirty (30) days after any change in the management or control of Distributor or any transfer of more than twenty-five percent (25%) of the voting control of Distributor or of all or substantially all of Distributor's assets.

     5.5 Tekelec Packaging. Except as provided in Section 3.4 above Distributor will distribute the Products with all warranties, disclaimers and software license agreements intact as shipped by Tekelec, or modified per mutual agreement, and will instruct each of its customers as to the nature and terms of the license agreements applicable to such Products. Distributor will make available to its customers copies of the current Software License Agreement.

     5.6 Product Expertise. Distributor and its staff will be conversant with the Products and similar Telecommunications Products in general, and will develop sufficient knowledge of the industry, of the Products

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

and of Products competitive with the Products (including specifications, features and benefits) so as to be able to explain the Products in detail to customers. Tekelec will assist Distributor to conduct or provide for any training of its personnel that may be necessary to impart such knowledge, including "train-the-trainer" training at no charge, at Tekelec's facility. Except as indicated in Section entitled "Promotional Material; Technical And Sales Support," such assistance shall be provided to Distributor in Distributor's facility at the rate of [**] per hour and the Distributor shall be responsible for Tekelec's travel and living expenses.

Tekelec shall, in its facility, provide initial training in English to End Users for each Eagle STP pair purchased, consisting of [**] days of training, to chosen from but not limited to hardware/software/overview, operations, administrations, and maintenance for each of [**] End Users for [**]. Should End User desire additional training from Tekelec, such training shall be provided at Tekelec's prevailing rate. Tekelec shall not be responsible for travel and living expenses of such End Users and Distributor shall be responsible for all Tekelec travel and living expenses when such training is provided at End User's facility.

        5.7. Market Information and Planning. Distributor shall advise Tekelec promptly concerning any market information that may come to Distributor's attention respecting Tekelec, the Products, Tekelec's market position, or the continued competitiveness of Tekelec's Products in the marketplace, including, but not limited to, charges, complaints, or claims by customers, or other persons, about Tekelec or the Products. Distributors shall confer with Tekelec from time to time, at the request of Tekelec, on matters relating to market conditions, sales forecasting, and Product planning.

        5.8. Distributor Covenants with Respect to Marketing Practices. Distributor will (i) conduct business in a manner that reflects favorably at all times on the Products and the good name, goodwill and reputation of Tekelec; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to Tekelec, the Products, or the public, including but not limited to disparagement of Tekelec or the Products; (iii) make no false or misleading representations with regard to Tekelec or the Products; (iv) not publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising material; (v) make no representations, warranties or guaranties to anyone with respect to the specifications, features or capabilities of the Products that are inconsistent with the literature distributed by Tekelec, including all warranties and disclaimers contained in such literature; and (vi) not engage in illegal or deceptive trade practices such as bait and switch techniques or any other practices proscribed under this subparagraph.

        5.9. Compliance with Laws. Distributor shall comply with all applicable international, national, state, regional and local laws and regulations, including, without limitation, the United States Foreign Corrupt Practices Act of 1997 as amended from time to time, in performing its duties hereunder and in any of its dealings with respect to the Products, and shall take reasonable steps to ensure that each of its remarketers (if any) comply with all applicable international, national, state, regional and local laws and regulations, including, without limitation, the United States Foreign Corrupt Practices Act, in any of its dealings with respect to the Products.

        5.10. Notification of Actual or Potential Violation of Law. Distributor shall promptly notify Tekelec in the event that Distributor knows or has reason to believe that any act or refrainment from acting required by or contemplated under this Agreement violates any law, rule or regulation (whether criminal or non-criminal) of the Territory.

        5.11. Compliance With U.S. Export Laws. Distributor understands and acknowledges that the Products may be subject to restrictions upon export from the United States and upon resale after export. Distributor agrees that it will not act or omit to act in any way which will violate any of the import and/or export control laws or regulations of the Territory or of the United States, and no party shall be required hereunder to act or omit to act in any way which it believes in good faith will violate any such laws or regulations.

        5.12. Government Approval. If any approval with respect to this Agreement, or the registration thereof, shall be required at any time during the term of this Agreement, with respect to giving legal effect to the Agreement in any Territory or portion thereof, or with respect to compliance with exchange regulations or other requirements so as to assure the right of remittance in U.S. Dollars, Distributor shall immediately take whatever

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

steps may be necessary in this respect, and any and all charges or expenses incurred in connection therewith shall be borne solely by the party responsible for taking such steps in the particular instance. Distributor shall keep Tekelec currently informed of its efforts in this connection. Tekelec shall not be under any obligation to ship Products to Distributor hereunder until Distributor has provided Tekelec with satisfactory evidence that such approval or registration is not required or that it has been obtained.

       5.13. NO INCONSISTENT GOVERNMENT CONTRACT TERMS. Without limiting the generality of anything contained in this Agreement, Distributor shall not enter into any contract, indirectly or directly, with any government, or any agency or division thereof, where such contract contains any terms, including terms relating to proprietary rights, which are inconsistent with the rights of Tekelec (including Tekelec's proprietary rights) or the obligations of Distributor under this Agreement. Tekelec shall be notified and reserves the right, in its sole discretion, to approve any such Agreement which may include Tekelec Products prior to its execution.

       5.14. NO COMPETITIVE PRODUCTS. Distributor agrees that it shall not, during the term of this Agreement, directly or indirectly market, sell, license, promote or solicit orders for any Products which are competitive with the Products unless Tekelec consents in writing in advance based upon full disclosure of the material facts by Distributor or, when acting as Systems Integrator, End User directs Distributor to procure such Product.

       5.15. ORDER REPORTS. Distributor agrees to provide Tekelec with a written report stating system size and customer for each pair of Products sold to End User(s). Such reports shall be provided within ninety (90) days after receipt of order from End User by Distributor.


6.     PRICES; PAYMENT

       6.1. PRICES OF PRODUCTS. The prices of Products and the license fees for Software shall be as set forth in Exhibit "C" attached hereto.

       6.2. PAYMENT FORMS. All payments due to Tekelec hereunder shall be made by wire transfer.

       6.3. PAYMENT. Until such time as [**] pairs of Eagle STPs have been Accepted by End User(s), payment for Ordered Products shall be [**] upon shipment of Product, due net thirty (30) days, and [**] upon contracted Acceptance by End User, due net thirty (30) days. After [**] pairs of Eagle STPs have been Accepted by End User(s), payment terms shall be [**] upon shipment, due net thirty (30) days and [**] upon contracted Acceptance, due net thirty
(30) days.

The final payment shall be due at the End User's contracted Acceptance date. In the event that such date has been delayed for reasons not attributable to Tekelec, then such final payment shall be due ninety (90) days from contracted Acceptance date.

Payment for Services such as training and sales and marketing support shall be upon completion of such Services, due net thirty (30) days. Payment for Custom Development or Product Adaptation shall be [**] upon completion of Specifications and Requirements, due net thirty (30) days and [**] upon delivery and Acceptance of such Adaptation, due net thirty (30) days.

       6.4. INVOICE. Tekelec shall invoice Distributor for Purchases at the time of shipment for all Products shipped. Distributor shall pay to Tekelec the invoiced amount according the Schedule set forth in the Section entitled "Payment." All payments to Tekelec shall be made in United States dollars. Amounts outstanding over ninety (90) days may be assessed interest at a rate equal to the Prime Rate at the time of the assessment plus one percentage point, amortized monthly, per month.

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

     6.5 Acceleration for Default. Tekelec reserves the right, upon written notice to Distributor, to declare all sums on open account immediately due and payable in the event of a breach by Distributor of any of its obligations to Tekelec. Acceleration by Tekelec, pursuant to this Section, shall not be deemed to be a breach of this Agreement.

     6.6 Distributor To Determine Its Own Resale Prices. Distributor is free to determine its own resale prices for the Products unilaterally. Although Tekelec may publish suggested retail prices, these are suggestions only and Distributor will be entirely free to determine the actual prices at which the Product will be sold to its customers. Each party understands that neither Tekelec nor any employee or representative of Tekelec may give any special treatment (favorable or unfavorable) to Distributor as a result of its selection of prices. No employee or representative of Tekelec nor anyone else associated or affiliated with Tekelec has any authority to tell Distributor what its prices for the Product must be or to inhibit in any way Distributor's pricing discretion with respect to such Products.

     6.7 Price Increases or Decreases. Tekelec's prices to Distributor shall not increase and may be adjusted if prices for the products or similar products are decreased during the term of the Agreement.

     6.8 Taxes. Distributor shall bear all taxes, imposts, duties tariffs, custom duties incurred only in the territory in connection with the importation and sale of the products excepts as otherwise provided herein. Distributor shall be responsible for providing Tekelec with copies of resale certificates or other documents evidencing to Tekelec's reasonable satisfaction any exemption which Distributor claims from any sales, use, value added or other tax, tariff, duty or assessment which Tekelec reasonably determines it would have to pay or collect arising out of or related to any of the transactions contemplated under this Agreement in the absence of such an exemption. If a withholding tax is required by the government identified in Exhibit "B" on payments made by the Distributor to Tekelec, the Distributor will subtract that amount from applicable payments made to Tekelec and forward the balance to Tekelec will all necessary receipts. It shall be the sole responsibility of Tekelec to recover this amount.

7.   PROMOTIONAL MATERIALS; TECHNICAL AND SALES SUPPORT

     Promotional Materials; Technical and Sales Support. During the Term, Tekelec shall provide in-country sales and marketing support visits, at least twice per year for at least one week each, at no charge. During the Term Tekelec shall provide Distributor, at no charge, reasonable quantities of promotional and marketing materials in English which Tekelec customarily provides to distributors and remarketers. In addition, Tekelec shall provide Distributor with additional technical sales and marketing support as Distributor reasonably requests. Such in-country support shall be provided at Tekelec's prevailing rate of [**] per hour, thereafter, including the development of responses for RFPs, RFQs and RFIs. Distributor shall be responsible for Tekelec travel and living expenses while providing such support in the Territories.

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

8.   PRODUCT ORDERS

     8.1. Product Orders. Distributor shall, during the term hereof, order Products or Spare Parts in accordance with all of the terms and conditions of this Agreement. Each order placed by Distributor for any Products or Spare Parts (a "Product Order") shall be deemed to incorporate all of the terms and conditions of this Agreement, and any terms and conditions of such Product Order which are in addition to or inconsistent with the terms and conditions of this Agreement shall be deemed stricken from such order. Distributor shall place all Product Orders in writing for Products with Tekelec at its address written above. In addition, each Product Order shall specify the Products which Distributor desires to purchase and a requested shipment date for each Product (the "Requested Shipment Date"). Requested Shipment Date shall be during the term hereof, except that Tekelec may, in its sole discretion, accept a Product Order during the term hereof which has a Requested Ship Date after the expiration or termination of this Agreement, in which event all terms and conditions of this Agreement shall apply to such shipment, but under no circumstances will such shipment be deemed to be, or be construed as being, a renewal or extension of this Agreement.

     8.2. Confirmation; Shipment Dates. All Product Orders submitted by Distributor shall be subject to acceptance by Tekelec in writing and shall not be binding until the earlier of such acceptance or shipment, and any acceptance by shipment shall be binding only as to the portion of the Product Order actual shipped. Tekelec shall accept or reasonably reject any Product Order submitted by Distributor in accordance with this Agreement within ten (10) days from actual receipt by Tekelec of such Product Order, provided that Tekelec shall not be obligated to accept any Requested Shipment Date which is less than three (3) months from the date of the relevant Product Order (an "Expedited Shipment Date"). If Tekelec will not accept or reject any product order within said ten (10) days, Tekelec shall be deemed to have accepted it. In the event that Tekelec does desire to accept any Expedited Shipment Date specified in a Product Order, Tekelec shall so indicate in writing, but may specify therein an alternative shipment date. Such alternative shipment date shall be deemed the Requested Shipment Date for purposes of a Product Order unless Distributor rejects such alternative shipment date by written notice to Tekelec within ten
(10) days from receipt of the written notice containing such alternative shipment date. In the event that Distributor rejects any alternative shipment date for any Products specified in such written notice within such ten (10)-day period, such Products shall be deemed stricken from the Product Order in which such Products were initially ordered by Distributor, unless Tekelec and Distributor agree on a new shipment date.

     8.3. Shipment. Tekelec shall ship to Distributor each Product ordered from Tekelec pursuant hereto on or before the Requested Shipment Date for such Product. In the event that Tekelec is unable to ship any Product, as described in Section 8.2 of this agreement, from the Requested Shipment Date for such Product, Distributor shall have the right to terminate that portion of the Product Order relating to such Product by written notice to Tekelec, which termination shall only be effective if such notice is received by Tekelec prior to the date on which such Product is shipped by Tekelec or identified to the Product Order by marking, description or otherwise. Upon termination of any portion of a Product Order by Distributor with respect to a particular Product in accordance with this Section 8, Tekelec shall promptly return to Distributor all amounts, if any, paid by Distributor with respect to such Product. In this instance, the Distributor will be relieved from all terms and conditions described in Section 8.5 and Tekelec will reimburse to the Distributor the lessor of (i) [**] of the purchase price of that portion of the product which is canceled under the provisions of this Section 8.3 and which has not been accepted by Distributor and (ii) the actual penalties assessed the Distributor by the end user for such cancellation. In the event that Distributor does not exercise its cancellation rights with respect to any Product pursuant to this
Section 8, Tekelec shall remain obligated to ship such Product to Distributor in accordance with all of the applicable provisions of this Agreement.

The shipping and delivery dates applicable to each Product Order will be agreed upon by Tekelec and Distributor and set forth in such Product Order. In the event that Tekelec exceeds the agreed upon delivery date by twenty (20) business days, through no fault of Distributor and for reasons other than those covered in the Section entitled Force Majeure and for reasons other than Tekelec's
Right to Delay, Cancel or Allocate as defined in Section 8.4, then in addition to all other rights and remedies at law or in equity or otherwise, Distributor may have Tekelec

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

apply to that portion of Product Order which has not been delivered the following discounts off the purchased price for such delayed portion:


                        Number of Weeks
                 Beyond agreed to Delivery Date             Amount of Discount
                 ------------------------------             ------------------


                              1                                      [**]
                              2                                      [**]
                              3                                      [**]
                              4                                      [**]
                              5                                      [**]


In no event shall such discount(s) exceed [**] of the purchase price of the Product Order.

Should Distributor be encumbered by Project Cancellation fees higher than those in this Section 8, Tekelec shall use best efforts to secure a bond covering the difference between the contracted cancellation fee obligated by Distributor and the schedule in this Section 8.

DISTRIBUTOR'S RIGHT TO COLLECT DISCOUNTS AND PENALTIES FOR DELAYED SHIPMENTS OR CANCEL ANY PORTION OF A PRODUCT ORDER WITH RESPECT TO UNSHIPPED OR UNIDENTIFIED PRODUCTS PURSUANT TO THE SECTION 8 SHALL CONSTITUTE DISTRIBUTOR'S SOLE AND EXCLUSIVE REMEDIES ARISING OUT OF OR RELATED TO TEKELEC'S FAILURE TO SHIP OR MAKE DELIVERY WITHIN ANY SPECIFIC TIME FROM THE REQUESTED SHIPMENT DATE FOR SUCH PRODUCTS.

     8.4 Tekelec's Right to Delay, Cancel or Allocate. Notwithstanding Tekelec's obligations under Section 8 hereof, Tekelec reserves the right to cancel any orders placed by Distributor and accepted by Tekelec as set forth above, and shall have the right to refuse, cancel or delay shipment to Distributor when Distributor is delinquent in payments, when payment for a shipment has not been arranged to Tekelec's reasonable satisfaction, or when Distributor has failed to perform its obligations under this Agreement. Should orders for Products exceed Tekelec's available inventory, Tekelec will allocate its available inventory on a basis Tekelec deems equitable, in its sole discretion, and without liability to Distributor on account of the method of allocation chosen or its implementation. Tekelec also reserves the right to cancel any orders for any Products of discontinued or changed Products (as set forth in Section 9 below) without liability of any kind to Distributor or to any other person. No delay, refusal or cancellation under this Section 8 will be deemed a termination (unless Tekelec so advises Distributor) or breach of this Agreement by Tekelec.


     8.5 Distributor's right to Cancel. Distributor shall have the right, during the term hereof, upon written notice to Tekelec given prior to any Requested Shipment Date, to cancel shipment or to delay shipment to a later date within the Delivery Term of all or a specified portion of the Product
Order to be shipped by Tekelec to Distributor on such Requested shipment Date. Cancellation or rescheduling within sixty (60) days of the Requested Shipment Date shall subject Distributor to cancellation or rescheduling charges based on the total dollar value of the canceled or rescheduled Products and the number of days prior to the Requested Shipment Date that written notice of cancellation or rescheduling is received. Cancellation or rescheduling charges will be calculated in accordance with the following schedule:

                 Cancellation Period                 Charge (% of Value)

                  31 - 60 days                               [**]
                  15 - 31 days                               [**]
                  Less than 15 days                          [**]

     8.6 Partial Shipments. If stated on a Product Order and as mutually agreed between Distributor and Tekelec, Tekelec shall be entitled to make partial shipments of Products covered by a Product Order as such Products become available for shipment and may invoice Distributor separately for each such partial shipment, provided, however, that at the time of such partial shipment or before Tekelec shall notify Distributor of the date(s) when Tekelec anticipates making additional partial shipments or shipping the balance of the Product Order. Partial shipment of Products covered by a Product Order shall not relieve Distributor from its obligation hereunder to accept future shipments of Products by Tekelec in satisfaction of such Product Order, except to the limited extent that Distributor has properly canceled the portion of such Product Order relating to such future shipment as set forth in Section 8 above.

     8.7 Shipment: Risk of Loss. Delivery of the Products to Distributor shall be F.O.B. Tekelec's point of shipment. Title (except as to Software) and risk of loss or damage with respect to any of the Products to be delivered to Distributor shall pass from Tekelec to Distributor upon delivery of such Products to the carrier for shipment to Distributor, subject to Tekelec's right to stop delivery of Products in transit. Unless otherwise specified by Distributor by written notice given at least thirty (30) days prior to the Requested Shipment Date, all Products ordered by Distributor shall be shipped by Tekelec to Distributor's principal place of business specified above. Upon proper notice, Distributor may have Tekelec ship some or all of the Products to destinations other than Distributor's principal place of business. Unless specified in Distributor's Product Order, Tekelec will select the mode of shipment and the carrier. All transportation, handling and insurance charges for any of the Products from Tekelec's point of shipment to destination shall be borne by Tekelec. Such insurance shall be reasonably acceptable to Distributor.

     8.8 Entry Into Territory. Distributor shall have sole responsibility for arranging any permits, notices, bonds, inspections or other requirements for entry of Products into the Territory. Distributor shall be solely responsible as described in Section 6.8 of this agreement.

     8.9 Acceptance by Distributor. Distributor shall have thirty (30) business days following receipt of the Products in which to notify Tekelec of any discrepancy in the shipment. Tekelec will use best efforts to correct such discrepancy by delivering any discrepant components to Distributor's designated Point of Importation within a five (5) business days after being notified thereof. After this five (5) day period, all rights and penalties as set forth in Section 8.3 shall apply.

9.   SPARE PARTS

     Tekelec shall use its best efforts to make and shall maintain sufficient spare parts for each Product so that such spare parts will be readily available to Distributor and to any third parties until at least ten (10) years after the date of the last shipment of such Product under this Agreement.

10.  NO OTHER DISTRIBUTOR OBLIGATIONS

     Distributor shall have no obligations which are not expressly set forth in this Agreement.

11.  NO OTHER TEKELEC OBLIGATIONS

     Tekelec shall have no obligations which are not expressly set forth in this Agreement.

12.  TERM AND TERMINATION

     12.1 Termination Without Cause. Distributor may terminate this Agreement without cause, at any time, upon giving Tekelec one hundred, eighty (180) days written notice, unless an earlier termination is agreed upon by both parties. Provided that Distributor has not undertaken Product or Service commitments (including but not limited to Warranty Obligations) or obligations (a "Contract" for Product) to End User(s) as permitted under this Agreement, which remain outstanding at that time, Tekelec may terminate this Agreement without cause, upon giving Distributor one hundred, eighty (180) days written notice, unless an earlier termination is agreed upon by both parties. In no event shall either party terminate this Agreement within one year from Effective Date.

     12.2. Termination For Cause. Either party may terminate this Agreement at any time prior to the expiration of its stated term effective upon written notice of termination to the other party in the event that (i) such other party materially fails to perform any of its material obligations hereunder and such failure continues unremedied for a period of thirty (30) days after written notice of such failure from the party alleging such failure, or (ii) such other party is merged, consolidated, sells all or substantially all of its assets or implements or experiences any substantial change in management or control. In the event of such merger, consolidation, sale or change in management control, Tekelec will utilize its best efforts to insure continuation or renewal of this Agreement with the controlling interest.

If Distributor shall terminate this Agreement for cause, Tekelec shall promptly reimburse any accumulated unused and unreimbursed earned credit as defined in Exhibit "C".

     12.3. Automatic Termination. This Agreement shall terminate automatically, with no further act or action of either party, if a receiver is appointed for either party or its property, either party makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against either party under any bankruptcy, insolvency for debtor's relief law, or either party is liquidated or dissolved.

     12.4. Orders After Termination Notice. In the event that any notice of termination of this Agreement is given by either party, Tekelec will be entitled to reject all or part of any orders received from Distributor after such notice but prior to the Termination Date if availability of Products is insufficient at that time to meet the needs of Tekelec and its customers fully. In any case, Tekelec may limit monthly shipments to Distributor during said period to Distributor's average monthly shipments from Tekelec during the three
(3) months prior to the date of notice of termination. In addition, Tekelec shall have the right to require that all or any part of any such orders be prepaid.

     12.5. Effects of Termination. Upon the Termination Date, distributor's right to distribute Products, and to represent itself as a distributor of Products, shall immediately terminate.

     12.6. Distributor's Inventory. Upon any termination or expiration of this Agreement for any reason whatsoever, Tekelec may reacquire any or all Products then in Distributor's possession at license fees or prices not greater than the license fees or prices paid by Distributor for such Products. Upon receipt of any Products so re-acquired from Distributor, Tekelec shall issue an appropriate credit to Distributor's account. Distributor shall have the continuing right to market and distribute Products in its inventory until such inventory is exhausted, subject to the terms and conditions of this Agreement. In the event that Tekelec elects not to reacquire any or all of the Products, Distributor may continue to market the Products then in Distributor's inventory until such time as such inventory is exhausted, provided that Distributor shall comply fully with all of the terms and conditions of this Agreement applicable to the marketing of Products. If at any time Distributor fails to comply with such terms and conditions, it shall cease all marketing of Products immediately upon notice from Tekelec.

     12.7. No Liability For Termination. Except as expressly and clearly stated or permitted by this Agreement, neither party to this Agreement shall be liable to the other by reason of termination of this Agreement for compensation, reimbursement or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or other commitments relating to the business or goodwill of either party, notwithstanding any law to the contrary. No termination of this Agreement shall release either party from its obligation to pay the other party any royalties or other amounts which accrued prior to the Termination Date or which shall accrue to the other party after the Termination Date.

     12.8. Return of Confidential Information. Upon expiration or termination of this Agreement for any reason, Distributor shall promptly deliver to Tekelec all materials furnished to Distributor by Tekelec.

     12.9. Survival. The rights and obligations set forth in Sections 5.4 (first sentence), 5.8, 6.8, 9, 12.6 (as defined in Exhibit A) 12.8, 14, 15, 16,
17, and 20.7 shall survive any termination of this Agreement for any reason whatsoever.

13.  PROPRIETARY RIGHTS; SOFTWARE

     13.1. Proprietary Rights. Tekelec retains all copyright, patent, trade secret, trademark and trade name rights in the Products and Distributor shall not acquire any right, title, or interest therein. Distributor agrees that it will not at any time during or after the term of this Agreement assert or claim any interest in, or do anything which may adversely affect the validity or enforceability of, any trademark, trade name, copyright or logo belonging to or licensed to Tekelec (including any act, or assistance to any act, which may infringe or lead to the infringement of any proprietary right in the Products). Distributor will not remove or obscure any proprietary rights notice contained on or incorporated in any Product or the packaging of any Product. In the event that Distributor prepares any materials concerning any of the Products, Distributor shall include customary and proper notices of Tekelec's proprietary rights on such materials.

     13.2. Distributor Acquires No Rights in Trademarks or Copyrights. Distributor has not paid consideration for the use of Tekelec's trademarks, logos, copyrights, trade names or designations, and nothing contained in this Agreement shall give Distributor any interest in or right to any of them. Distributor acknowledges that Tekelec owns and retains all copyrights and other proprietary rights in the Products and agrees that it will not at any time during or after this Agreement assert or claim any interest in or right to, or do anything which may adversely affect the validity or enforceability of, any trademark, trade name, copyright or logo belonging to or licensed to Tekelec (including any act, or assistance to any act, which may infringe or lead to the infringement of any copyright in the Products). Without limiting the generality of the foregoing, Distributor agrees that it will not attempt to register, or assist any other party (other than Tekelec or its designee) in attempting to register, any trademark, trade name or other proprietary right with any public or private authority without the express and unambiguous prior written consent of Tekelec. Unless otherwise mutually agreed in writing, Distributor will not attach any additional trademarks, logos or trade designations to the Products. Distributor will not affix any Tekelec trademark, logo or trade name to any non-Tekelec Product. Not foregoing Sections 13.1 and 13.2, upon mutual agreement and payment of mutually agreed consideration, Distributor may affix its trademark, logo or trade name to Product covered under this Agreement.

     13.3. Distributor's Use of Tekelec's Trademarks. During the term of this Agreement, Distributor is authorized by Tekelec to make such use of Tekelec's trademarks in connection with the marketing, advertisement and promotion of the Products in the Territory. Tekelec shall have the right to reasonably disapprove any materials which make use of the Tekelec trademarks that Distributor uses or proposes to use. Upon expiration or termination of this Agreement, Distributor will: (i) cease all display, advertising and use of all of Tekelec's names, marks, logos and designations; (ii) return or destroy, at Tekelec's sole discretion, all materials where Tekelec's name appears; and
(iii) will not thereafter use, advertise or display any name, mark or logo which is, or any part of which is, similar to or confusing with any such designation associated with Tekelec.

     13.4. Nature of Software Distribution. With respect to any Product that is a software Product, and to the extent any other Product contains software, this Agreement only grants to Distributor a license to transfer such Products to Distributor's customers, and does not transfer any right, title, or interest in or to any such software to Distributor. Notwithstanding any "purchase" or "sale" or similar language contained herein, Distributor acknowledges that such software is licensed as indicated in this Section 13.

14.  CONFIDENTIALITY

     14.1. Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean any information or material which is proprietary to the disclosing party or designated as Confidential Information by the disclosing party and not generally known to the public. Confidential Information also includes any information which the disclosing party obtains from any third party which the disclosing party treats as proprietary or designates as Confidential Information, whether or not owned by the disclosing party. "Confidential Information" does not include the following:

            (i) information which is known by the receiving party at the time or receipt from the disclosing party which is not subject to any other non-disclosure agreement between the parties;

            (ii) information which is now, or which hereafter becomes, generally known to the industry through no fault of the receiving party, or which is later published or generally disclosed to the public by the disclosing party;

            (iii) information which is otherwise lawfully developed by the receiving party, or lawfully acquired from a third party without any obligation of confidentiality or

            (iv) information required to be disclosed under applicable law, rule or regulation, or by governmental authority

            (v) information which is disclosed to the receiving party without any mark or notification of confidentiality.

     14.2. No Disclosure. The receiving party agrees to hold in confidence and not to disclose or reveal to any person or entity any Confidential Information disclosed hereunder without the clear and express prior written consent of a duly authorized representative of the disclosing party. The receiving party further agrees not to use or disclose any of the Confidential Information for any purpose at any time, other than for the limited purpose(s) of this confidence. In the event that either party is directed to disclose any portion of any Confidential Information of the other party or any other materials proprietary to the other party in conjunction with a judicial proceeding or arbitration, the party so directed shall immediately notify the other party both orally and in writing. Each party agrees to provide the other with reasonable cooperation and assistance in obtaining a suitable protective order and in taking any other steps to preserve confidentiality.

     14.3. Published Reports. Without limiting the generality of the foregoing, the parties specifically agree that any reports concerning Confidential Information which are not made or authorized by the disclosing party and which appear in any publication prior to the disclosing party's official disclosure of such Confidential Information shall not release the receiving party from its obligations hereunder with respect to such Confidential Information.

     14.4. No Confidential Information of Other Parties. Each party represents and warrants that it will not use in the course of its performance hereunder, and will not disclose to the other party, any confidential information of any third party (including competitors of Tekelec or Distributor) unless such party is expressly authorized in writing by such third party to do so.


15.  WARRANTIES ON PRODUCTS

     15.1. Proprietary Rights. Tekelec represents and warrants to Distributor that Tekelec is or will be the owner or licensee of the proprietary rights in the Products, and that no part of the Products violates or infringes upon any common law or statutory rights of any person or entity, including, but not limited to, rights relating to copyrights, patents, trade secrets, contractual rights or trade secret rights.

     15.2. Warranty Limited to Tekelec's Limited Warranty. Tekelec makes no warranties or representations as to the performance of the Products or as to service to Distributor or to any other person, except as set forth in Tekelec's Eagle STP Warranty to Daewoo Telecom, Ltd. accompanying the Products, a copy of which is attached hereto as Exhibit "D" and incorporated herein by this reference.

     15.3. Customer Warranty. Tekelec agrees to provide a twenty four (24) month warranty against defects in materials and workmanship in the Products to each of its customers beginning at the earlier of (i) the contracted acceptance date completion of Customer Acceptance Testing (ii) the equipment is placed in service. The implementation of this warranty and the cost thereof shall be the responsibility of Tekelec.

     15.4. Disclaimer of Warranties: Limited Liability. EXCEPT AS EXPRESSLY AND CLEARLY STATED OR PERMITTED BY THIS AGREEMENT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LIMITED WARRANTY REFERRED TO IN SECTION 15 HEREOF IS THE ONLY WARRANTY, EXPRESS, IMPLIED OR STATUTORY, THAT TEKELEC MAKES WITH RESPECT TO THE PRODUCTS, AND ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED. THE LIABILITY OF TEKELEC, IF ANY, FOR DAMAGES RELATING TO ANY OF THE PRODUCTS SHALL BE LIMITED TO ACTUAL AMOUNTS PAID BY DISTRIBUTOR FOR SUCH PRODUCTS AND SHALL IN NO EVENT INCLUDE LOST PROFITS OR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND EVEN IF TEKELEC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     15.5. No Pass Through of Warranty Obligations. EXCEPT AS REFERRED TO IN SECTION 15 ABOVE, TEKELEC DOES NO MAKE BY VIRTUE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, AND TEKELEC HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY TO ANY END-USER, DEALER, SUB-DISTRIBUTOR OR THIRD PARTY (INCLUDING, BUT NOT LIMITED TO, CUSTOMERS OF DISTRIBUTOR), WITH RESPECT TO ANY PRODUCT PURCHASED OR ACQUIRED BY DISTRIBUTOR PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. DISTRIBUTOR SHALL NOT HAVE THE RIGHT TO MAKE OR PASS ON, AND SHALL TAKE ALL MEASURES NECESSARY TO INSURE THAT NEITHER IT NOR ANY OF ITS EMPLOYEES OR AGENTS MAKES OR PASSES ON, OR ATTEMPTS TO MAKE OR PASS ON, ANY SUCH REPRESENTATION OR WARRANTY ON BEHALF OF TEKELEC TO ANY END-USER, DEALER, SUB-DISTRIBUTOR OR THIRD PARTY (INCLUDING, WITHOUT LIMITATION, CUSTOMERS OF THE OTHER PARTY).

     15.6. Repair and Return. Tekelec shall repair and return the Product or replace it to the distributor or End User as defined in Exhibit "E".

16.  INDEMNITY

     16.1. Tekelec Indemnity. Tekelec will defend, at its sole expense, any suit or proceeding brought against Distributor insofar as such suit or proceeding shall be based upon a claim that any Product infringes or constitutes wrongful use of any US and the territories identified in Exhibit "B" patent, US and the territories identified in Exhibit "B" copyright, trade secret or other US and the territories identified in Exhibit "B" proprietary right of any third party, provided Distributor gives Tekelec prompt written notice of any such claim and provides Tekelec such reasonable cooperation and assistance as Tekelec may request from time to time in the defense thereof. Tekelec shall pay any damages and costs assessed against Distributor (or paid or payable by Distributor pursuant to a settlement agreement) in connection with such a suit or proceeding. Tekelec agrees to indemnify and hold Distributor harmless from and with respect to any such loss or damage (including, but not limited to, reasonable attorneys' fees and costs). The foregoing shall not apply, and Tekelec shall have no obligations to Distributor with respect to: (i) any use of any Product in combination with any Product, equipment, software, data or telephone network not manufactured or marketed by Tekelec or not identified by Tekelec as being compatible with the Products; or (ii) any alteration or modification of any Product without prior written consent from Tekelec.

     16.2 Cessation of Distribution of Allegedly Infringing Product. In the event that either party ceases to distribute any Product as a result of any legal action or threatened legal action (other than by reason of a temporary restraining order), Tekelec shall have a reasonable time to do any one or more of the following: (i) modify such Product so that it ceases to be infringing or wrongful; (ii) procure the right for the parties to continue distributing such Product; or (iii) prepare a non-infringing substitute Product. If, after reasonable efforts, Tekelec is unable to achieve any of (i), (ii) or (iii) above, Distributor may seek a third party Product to substitute for the allegedly infringing Product and, after return such allegedly infringing, Product to Tekelec, Tekelec shall refund the amount paid by distributor for such Product.

     16.3 Indemnification By Distributor. Distributor will defend and indemnify Tekelec (including reasonable attorneys' fees and costs of litigation) against and hold Tekelec harmless from, any and all claims by any third party (including a subdistributor or dealer) arising out of or relating to or from Distributor's acts (other than the mere marketing of the Products), omissions or misrepresentations, regardless of the form of action.

     16.4 Indemnification By Distributor of Claims Made By Subdistributor or Dealer. Without limiting the generality of Section 16, Distributor will defend and indemnify Tekelec against, and hold Tekelec harmless from, any claim by a subdistributor or dealer of Distributor: (i) arising out of or relating to the termination or modification of any arrangement between Distributor and such subdistributor or dealer (including where such termination or modification arises out of or results from the termination or modification of this Agreement;
(ii) alleging any act or omission to act of Distributor which, if proved, would be a breach of or otherwise inconsistent with any term of this Agreement; or
(iii) arising out of or relating to any provision of any agreement between Distributor and such subdistributor or dealer which is inconsistent with any term or condition of this Agreement (including provisions relating to warranties). In addition, Distributor will defend and indemnify Tekelec against, and hold Tekelec harmless from, any liability of Tekelec to a subdistributor or dealer to the extent such liability exceeds the limitations of Tekelec's liability set forth in this Agreement.

     16.5 Product Liability Insurance. Tekelec shall obtain product liability insurance covering the Products in an amount of one (1) million dollars. Distributor shall be named as an additional insured under such insurance.

17.  LIMITATIONS OF LIABILITY

     17.1 Tekelec Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, TEKELEC SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO DISTRIBUTOR FOR CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, EVEN IF TEKELEC HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

     17.2 Distributor Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, DISTRIBUTOR SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO TEKELEC FOR CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, EVEN IF DISTRIBUTOR HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

18.  ACTIONS

     Infringement of Tekelec's Proprietary Rights By Third Party. In the event that neither party learns of any actual or imminently threatened infringement of any of Tekelec's proprietary rights in the Products, such party shall promptly notify the other party. Tekelec may, in its sole discretion, bring an infringement action. In the event that Tekelec declines to institute legal proceedings, or if Tekelec does not institute legal proceedings within sixty
(60) days after receipt of notice from Distributor, Distributor may institute legal proceedings against the infringing party. In the event that either party initiates an infringement action hereunder, that party shall bear all expenses incurred in the prosecution of, and shall keep all recoveries from, such action, except that non-initiating party may elect to participate in the recovery by contributing to the costs of such action. The proceeds of any recovery shall be divided pro rata according to the contributions of the parties, except that neither party shall receive amounts in excess of its contribution until both parties have recovered their actual contributions. Notwithstanding the foregoing, no election will be deemed effective as to any judgment entered or settlement agreement executed within forty-five (45) days after the election is communicated to the initiating party, except to the extent of reimbursing the elector's actual contribution. As used herein, "contribution" only includes amounts paid to third parties, but does not include internal costs of the parties.

19.  NOTICES

     Except as specifically provided herein, all notices required hereunder shall be in writing and shall be given by personal delivery, international courier service of recognized reputation (e.g., DHL), or by airmail, certified or registered, postage prepaid, return receipt requested, to the parties at their respective addresses first set forth above, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section 19. All notices shall be deemed effective upon personal delivery, or seven (7) days following deposit in the mail in accordance with this Section 19, or three (3) business days following deposit with any international courier service of recognized reputation (e.g., DHL) in accordance with this Section 19.

20.  MISCELLANEOUS

     20.1. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto and supersedes any and all prior or contemporaneous representations, understandings and agreements between Tekelec and Distributor with respect to the subject matter hereof, all of which are merged herein. Notwithstanding the foregoing, the parties understand and agree that any confidentiality agreements between the parties are separate from this Agreement, and, except as may be expressly stated herein, nothing contained in this Agreement shall be construed as affecting the rights or obligations of either party set forth in any such agreement. It is expressly understood and agreed that no employee, agent or other representative of Tekelec has any authority to bind Tekelec with regard to any statement, representation, warranty, or other expression unless the same is specifically set forth or incorporated by reference herein. It is expressly understood and agreed that, there being no expectation of the contrary between the parties hereto, no usage of trade or custom and practice within the industry, and no regular practice or method of dealing between the parties hereto, shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by Distributor and an officer of Tekelec.

     20.2. Independent Parties. Nothing contained herein shall be deemed to create or construed as creating a joint venture or partnership between Tekelec and Distributor. Neither party is, by virtue of this Agreement or otherwise, authorized as an agent or legal representative of the other party. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or to bind such other party in any manner. Further, it is not the intention of this Agreement or of the parties hereto to confer a third party beneficiary right of action upon any third party or entity whatsoever, and nothing hereinbefore or hereinafter set forth shall be construed so as to confer upon any third party or entity other than the parties hereto a right of action under this Agreement or in any manner whatsoever.

     20.3. Waiver. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

     20.4. Amendments. All amendments or modifications of this Agreement shall be binding upon the parties despite any lack of considerations so long as the same shall be in writing and executed by the parties hereto in accordance with the other terms of this Agreement regarding modifications.

     20.5. Severability of Provisions. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decisions, the remainder of this Agreement shall remain valid and enforceable according to its terms.

     20.6.     Assignment.

               20.6.1. Consent. This Agreement or any rights hereunder shall not be assigned or transferred, in whole or in part, by either party without the prior written consent of the other party, and any assignment without such consent shall be invalid.

               20.6.2. Binding. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective legal successors and permitted assigns.

     20.7      Governing Law

               20.7.1. Forum and Jurisdiction. This Agreement was entered into in the State of New York, and its validity, construction, interpretation and legal effect shall be governed by the laws and judicial decisions of the State of New York applicable to contracts entered into and performed entirely within the State of New York. Tekelec and Distributor expressly agree that any action at law or in equity arising under this Agreement shall be filed only in the Federal Court in Manhattan, New York. The parties hereby consent and submit to the personal jurisdiction of such courts for the purposes of litigating any such action.

               20.7.2. Consent to Jurisdiction. THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK, AND THE PARTIES HERETO CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS IN RESPECT OF ANY ACTION OR PROCEEDINGS COMMENCED IN ANY SUCH COURT MAY BE MADE PERSONALLY ON THEM OUTSIDE THE STATE OF NEW YORK, THAT SUCH SERVICE OF PROCESS SHALL BE AS FULLY EFFECTIVE FOR ALL PURPOSES AS IF MADE WITHIN THE STATE OF NEW YORK AND THAT HE OR IT WILL NOT RAISE ANY OBJECTION TO THE JURISDICTION OF ANY COURT BASED ON SERVICE OF PROCESS SO MADE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER THE APPLICABLE LAW, TO HAVE SUCH DISMISSED WITHOUT PREJUDICE.

               20.7.3. Waiver of Jury Trial. EACH OF THE PARTIES HERETO, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     20.8 Attorneys' Fees. In the event any litigation or other proceeding is brought by either party in connection with this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all costs, attorneys' fees and other expenses incurred by such prevailing party in this litigation.

     20.9 Force Majeure. Neither Tekelec nor Distributor shall be deemed in default if its performance or obligations hereunder are delayed or become impossible or impractical by reason of any act of God, war, fire, earthquake, labor dispute such as strike and lockouts, civil commotion, epidemic, act of government or government agency or officers, or any other cause beyond such party's control. Notwithstanding the foregoing, a change in economic conditions or technology shall not be deemed a force majeure event.

     20.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     20.11 Arbitration. Notwithstanding Section 20.7, in the event a dispute arises in connection with the interpretation or implementation of this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultation. At the option of Distributor, if the dispute cannot be resolved in this manner within sixty (60) days after the commencement of discussions, either party may submit the dispute to arbitration.

The dispute shall be submitted to the Court of Arbitration of the International Chamber of Commerce in Stockholm, Sweden in accordance with the rules and regulations of the International Chamber of Commerce. There shall be three (3) arbitrators: one selected by Tekelec, one selected by the Distributor, and the third selected by the Court of Arbitration of the International Chamber of Commerce who shall concurrently serve as chairman of the arbitration panel. The decision of the arbitration panel shall be final and binding upon both parties.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

TEKELEC                                  Daewoo Telecom Ltd. (DISTRIBUTOR)

By:      /s/ Allan Toomer                By: /s/ Jin-Chan Kim
   ----------------------------------       ----------------------------------

Name:       Allan Toomer                 Name:          Jin-Chan Kim
   ----------------------------------       ----------------------------------

Title:       President                   Title:    Executive Vice President
   ----------------------------------       ----------------------------------

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.


                                  EXHIBIT "A"

                                    PRODUCTS

                           Tekelec Eagle STP Products



NOTES:

o [**] Link capacity can be accomplished as an upgrade pricing to be estimated if scheduled.

o [**] Interface is a less than [**] program with development charges -- interim customer must use [**].

o Tekelec Eagle STP Products can support [**] simultaneously with less than [**] program. This is a chargeable feature not included in base price system. Interim customer may use [**]. Tekelec will provide [**] to Daewoo during the interim at no charge and additional [**], if any, at list prices. Daewoo will negotiate with the End User to establish trial conditions which do not exceed this amount.

                                  EXHIBIT "B"

                                   TERRITORY


EXCLUSIVE MARKET RIGHTS:
     Republic of Korea

o Exclusivity shall be defined as the right to exclusively sell, market & promote product in the "Exclusive Market Right Countries" to those companies headquartered or doing business in the "Exclusive Market Right" countries. Tekelec shall not deliver any Product to any supplier other than Distributor for installation in the "Exclusive Market Rights" countries.

RIGHTS TO SELL, AS MUTUALLY AGREED, WITH PRIOR NOTIFICATION:
     Countries Where Daewoo Has Market Presence

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

                                  EXHIBIT "C"

                         Daewoo Prices as a Distributor

Prices and credits in this Section are contingent upon Daewoo's placement of an initial order within ninety (90) days of execution of this Agreement for no less than [**], for delivery during the initial Agreement term.

Tekelec shall provide the products in Exhibit "A" at the following Price Plan.

          Link Shipment Volume Hurdles            Hurdle Price per Link
      -----------------------------------         ---------------------
           First [**] Links Shipped                        [**]
           Next [**] Links Shipped                         [**]
           Next [**] Links Shipped                         [**]
      [**] Link Shipped and Thereafter                     [**]

A start-up fee of [**], less a Startup Credit of [**], per link purchased and equipped shall be applied to each node. Such Startup Credit shall not exceed [**] per node.

The price of all other Tekelec-manufactured optional items will be invoiced at [**] of Tekelec's List Price, attached. All Tekelec-provided OEM equipment (printers, modems, third party software, etc.) and Tekelec "Services" are provided at [**].

Daewoo reserves the right to set end user pricing at its discretion. In consideration for the preferred pricing offered to Daewoo by Tekelec, Daewoo agrees that any amount paid to Daewoo by the end user in excess of an [**] markup of the Net Pricing granted by Tekelec to Daewoo shall be evenly divided between Daewoo and Tekelec (Excess Profit). Net Pricing shall mean prices per the Price Plan above as reduced by Earned Credits as defined below.

In the event that Daewoo's Earned Credits are greater than or equal to Tekelec's portion of such Excess Profit Tekelec shall debit the Earned Credits by an amount equal to Tekelec's portion of such Excess Profit, otherwise Daewoo shall remit to Tekelec its portion of such Excess Profit within thirty (30) days of Daewoo's paid receipt of such excess amount from the end user. On a quarterly basis, Daewoo shall provide to Tekelec a summary report of all sales during the report period, including the prices paid by the end user.

Daewoo acknowledges that this Agreement incorporates a "Minimum Sale Requirement" and an invoiced purchase commitment of [**] to be attained on or before December 31, 1998. In no event shall this commitment be less than [**], unless mutually agreed.

Tekelec shall provide Daewoo Shipment Volume Hurdle credits against future purchases according to the schedule below:

EARNED CREDITS AGAINST FUTURE PURCHASES

          Upon Delivery to Daewoo Of The [**] Link           [**]
          Upon Delivery to Daewoo Of The [**] Link           [**]
          Upon Delivery to Daewoo Of The [**] Link           [**]
                                                          ----------
                                                             [**]

For purpose of determining the Hurdle Price Per Link and the "Minimum Sale Requirement," any Link ordered for which Daewoo exercises its right to cancel for non-delivery shall be deemed shipped by Tekelec. In no event shall any Link deemed shipped under this provision earn any credits as outlined in this Exhibit "C."

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.


Qty.       Part Num.        Description                    Unit Price
----        ---------        -----------                    ----------


                                      [**]

                                      [**]

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

                                  EXHIBIT "D"

            Tekelec's Limited Warranty & Software License Agreement
            -------------------------------------------------------

  Warranty & Software License Agreement will be provided under separate cover.

                                                             EAGLE (R) Marketing
--------------------------------------------------------------------------------

                                                           EAGLE STP Warranty to
                                                            Daewoo Telecom, Ltd.

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.


                           TEKELEC STANDARD WARRANTY

The Standard Warranty for Daewoo Telecom, Ltd. provides:

1.   Hardware repair and return,

2.   Software problem resolution,

3. Unlimited telephone access to the Technical Services Center (24 hrs. per day, 7 days per week),

4. All Generic Software Loads (provisioned with features as purchased on initial or subsequent purchase orders) released during the coverage period,

5. Guarantee of interoperability with all signaling networks which conform to pertinent standards for Signaling System #7 and

6. Minimum [**] discount on all hardware prerequisites required (if any) for required software upgrades.

The Standard Warranty expires [**] calendar months after the completion of Customer Acceptance Testing or [**] calendar months after the equipment is placed in service, whichever occurs first.

In no event shall such warranty not exceed [**] calendar months after the contracted acceptance date.

Under the Standard Warranty, Tekelec will repair or return defective equipment or assemblies with functionally equivalent equipment or assemblies, during the coverage period. Repaired or replaced equipment is warranted for ninety (90) days or the balance of any remaining warranty coverage, whichever is longer.

Provided that the software delivered and maintained by Tekelec has not been altered by the user, without authorization, Tekelec warrants that (i) the software shall be readable and executable for the Eagle system for which it was designated and (ii) the software will, upon proper configuration, conform the applicable specifications as set forth in associated Tekelec Technical Publications, which describe the functionality and performance of said software.

The Standard Warranty is included, at no charge, with each system purchase.

Hardware repair and return and software problem resolution is provided for extensions and new features purchased after the initial system purchase for a period of [**] from date of shipment or the balance of the initial system warranty, whichever is longer.

     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TEKELEC AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.


                       Tekelec's Custom Extended Warranty


To meet each customer's individual needs, Tekelec offers a custom warranty service called Custom Extended Warranty Service (CEWS), providing continued coverage after the expiration of the Standard Warranty. All of the features of the Standard Warranty are available, in tiered levels of coverage.

Any revenues, received from the End User under this Extended Warranty program shall be distributed [**] to Daewoo Telecom, Ltd. and [**] to Tekelec.

Customers may select one of the three optional Custom Extended Warranty plans.

Tier 1:  Technical Services Center (TSC) Access & Software Problem Resolution

     Tier 1 coverage provides a continuation of telephone access to the Technical Services Center and software problem resolution, as per the Standard Warranty.

Tier 2:  Hardware Repair and Return, Plus TSC Access & Software Problem
     Resolution.

     Tier 2 coverage provides all of the coverage available in Tier 1 coverage, plus hardware repair and return.

Tier 3:  Hardware and Software Upgrade Options, Plus Hardware Repair & Return,
     TSC Access & Software Problem Resolution.

     Tier 3 coverage provides all of the coverage available in Tier 2 coverage, plus all Generic Software Loads (provisioned with all features as purchased on initial plus subsequent purchase orders) released during the coverage period and hardware/software upgrade options.

     Hardware/software upgrade options include:

     - at least a [**] discount from the then-current list price on any hardware prerequisites required (if any) to upgrade the existing system to meet required software upgrades.

     - at least a [**] discount from the then-current list price on any software required to upgrade the existing system to meet hardware prerequisites (if any).

                  GENERAL CUSTOM EXTENDED WARRANTY PROVISIONS

Invoicing for Custom Extended Warranties will occur in three annual installments. Each invoice will be issued at the expiration of the prior year's coverage. The basis of each annual installment will be adjusted to reflect then-current list value of the system and the appropriate percentage will be calculated from the new basis.

If Custom Extended Warranty coverage is desired, any time after initial system purchase, Tekelec reserves the right to audit said system for minimum levels of maintainability and suitability for coverage under the Custom Extended Warranty plan. Pricing for each tier will be adjusted to reflect the general system condition.

                          GENERIC VINTAGE REQUIREMENTS

Under both the Standard and Custom Warranties, Tekelec will support the current generic release and two previous releases.

             PRICING OF GENERIC SOFTWARE RELEASES, OUT-OF-WARRANTY

When not covered by either the Standard Warranty or the Custom Extended Warranty, pricing for subsequent software generic releases is based upon a percentage of the system's list price value, as audited at the time of generic purchase.

BY ACCEPTING THE INSTALLATION OF NETWORK PRODUCT EQUIPMENT AND SOFTWARE YOU DEMONSTRATE AGREEMENT WITH THE TERMS OF THIS LICENSE.

DEFINITIONS
The term "Software" as used in this agreement means the computer programs in object form either in diskettes, transferred to the Equipment by various File Transfer Protocols, or recorded on semiconductor chips that are part of the TEKELEC equipment, together with any upgrades, update or modifications subsequently supplied by TEKELEC. The term "Software Copies" means the actual copies of all or any portion of the Software, including back-ups, upgrades, updates, merged or partial copies permitted hereunder or subsequently supplied by TEKELEC.

     The term "Related Materials" means all of the printed materials provided in this package or later supplied by TEKELEC for use with the Software.

     PERMITTED USES
     You may:

     o Load onto and use the Software on a single (1) TEKELEC system or those logical units which constitute a single (1) logical system.

     o Install the Software onto a permanent storage device (a hard disk drive).

     o Make and maintain back-up copies provided they are used only for back-up purposes, and you keep possession of the back-ups. In addition, all information appearing on the original disk labels (including the copyright notice) must be copied onto the back-up labels.

     o This license gives you certain limited rights to use the Software, Software Copies and Related Materials. You do not become the owner of, and TEKELEC retains title to, all the Software, Software Copies and Related Materials. In addition, you agree to use reasonable efforts to protect the Software from unauthorized use, reproduction, distribution, or publication. All rights not specifically granted in this license are reserved by TEKELEC.

USES NOT PERMITTED
You may not:

     o    Make copies of the Software, except as permitted above.

     o    Make copies of the Related Materials, except as permitted above.

     o Rent, lease, sub-license, time-share, lend, or transfer the Software, Software Copies, Related Materials or your rights under this license except that transfers may be made with TEKELEC's prior written authorization.

     o Alter, decompile or disassemble the Software, or make attempts to unlock or bypass initialization used on initialized disks, except as directed by Technical Services Center staff.

     o    Remove or obscure the TEKELEC copyright notices.

DURATION

This agreement is effective from the day you accept the Equipment or Software. The license continues for twenty years, end of copyright protection, or until you return to TEKELEC the original disks and any back-up copies, whichever comes first. If you breach this agreement, we can terminate this license upon notifying you in writing. You will be required to return all Software Copies and Related Materials. We can also enforce our other legal rights.

GENERAL

This agreement represents our entire understanding and agreement regarding the Software, Software Copies and Related Materials and supersedes any prior purchase order, communications, advertising, or representations. This license may only be modified in a written amendment signed by an authorized TEKELEC officer. If any provision of this Agreement shall be unlawful, void, or for any reason unenforceable, it shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this agreement. This Agreement will be governed by the laws of the State of New York. Without limiting the generality of the foregoing, this Agreement is intended to follow, be governed by and not to supersede United States patent and copyright laws.

                                  EXHIBIT "E"

                          Repair and Return Agreement
                          ---------------------------

       Repair and Return Agreement will be provided under separate cover.

[TEKELEC LOGO] 26580 West Agoura Road
               Calabasas, California 91302

               Tel 818.880.5656
               Fax 818.880.6993

-------------------------------------------------------------------------------
 THIS DOCUMENT AND THE DATA DISCLOSED HEREIN OR HEREWITH IS PROPRIETARY AND IS NOT TO BE REPRODUCED, USED OR DISCLOSED IN WHOLE OR IN PART TO ANYONE WITHOUT THE WRITTEN PERMISSION OF TEKELEC. COPYRIGHT. (C) TEKELEC 1996
-------------------------------------------------------------------------------
 Title: Procedure, Return Materials Authorization (RMA), NSD
-------------------------------------------------------------------------------
 Part Number: 907-0396-01               Revision: C              ECN: 6066
-------------------------------------------------------------------------------


                                                                       EAGLE(R)
-------------------------------------------------------------------------------
                                                     Network Switching Division

                                                    PROCEDURE, RETURN MATERIALS
                                                       AUTHORIZATION (RMA), NSD


                                 CHANGE HISTORY
--------------------------------------------------------------------------------
  Date            ECN #         Author                 Revision Description
================================================================================
11/10/95          5844         B. Long                    Initial release
================================================================================
02/20/96          5984         B. Long           Minor changes/fix typing errors
================================================================================
05/22/96          6066         B. Long           Minor changes/fix typing errors
--------------------------------------------------------------------------------

1.   PURPOSE:
     To describe the Network Switching Division's (NSD) processes for Return and Repair of hardware identified as non-fictional for installation and in-service sites.

2.   SCOPE:
     NSD hardware returned for repair by customers or NSD personnel

3.   REFERENCES:
     3.1.  ISO9001 Section 4.13
           ISO9001 Section 4.19
     3.2.  Internal Reference
           o  Technical Services Manual                    910-0754-01
           o  Procedure, NSD Advance Hardware Replacement  907-0397-01
           o  Procedure, Customer Service Request (CSR)    907-0398-01

4.   PROCEDURE:
     4.1.  Responsibilities
           4.1.1.  NSD Technical Services:
                   o Only organization authorized to initiate NSD hardware return or replacement via the RMA process.

                   o Receives all requests for hardware replacements from in-service sites

                   o  Initiates Customer Service Request (CSR) in MADIC system

                   o In consultation with requester, assesses symptoms & troubleshooting to confirm that hardware return/repair is required

                   o  Initiates RMA in MADIC system

                   o In consultation with requester, determines if advance replacement is required

                   o Coordinates delivery of advance replacement hardware (as required)

                   o  Coordinates return of hardware to be repaired

                   o Monitor's RMA through process and confirms customer satisfaction

                   o  Closes RMA in MADIC system

                   o  Closes CSR in MADIC system

                   o Maintains North Carolina Spare Parts Inventory (NCSPI) stockroom controls

                   o Update Site files with any new board P/Ns, S/Ns, and/or Rev levels (as required)

           4.1.2.  NSD Manufacturing:

                   o  Responsible for processes, procedures and control for:
                      -  receiving
                      -  Engineering Change Notice (ECN) update
                      -  test
                      -  troubleshoot
                      -  repair & retest
                      -  repair stamping
                      -  ship to customer
                         debit/credit to customer as required
                      As documented in TEKELEC Calabasas Quality Manual with
                         the following additional requirements for NSD hardware:
                      - ECN upgrades will be implemented per Bellcore TR-OPT-000209
                      - Testing will satisfy Section 3.2.5 of Bellcore TR-NWT-000284
                      - Marking of repaired hardware will satisfy Bellcore TR-TSY-000078
                      -  Maintain Eagle Spare Parts Inventory/Calabasas
                         (EAGSPI) stock and controls
                      - Replenish NCSPI shipped items -- next business day after request
                      -  Provide off-hour on-call coverage

           4.1.3.  NSD Hardware Engineering:

                      o Provides fault isolation & analysis on RMA hardware that tests with "NO-Trouble-Found" (NTF) as received from customer

     4.1.4. NSD Quality:
                      o  Conducts routine process audits on RMA procedure
                      o  Monitors the overall RMA performance

     4.1.5. TEKELEC Stockroom (Calabasas):
                      o Ensures Spare Parts Inventories (SPIs) are kept upgraded based on ECN activity
                      o Enters NCSPI stock movement transactions in MADIC system
                      o  Directs and monitors NCSPI cycle count activities

     4.1.6. TEKELEC Materials Team (Productions Control, Stock room, Manufacturing & Technical Services):
                      o Determines which items will be carried in SPI (EAGSPI & NCSPI) and stocking levels
                      o  As required, develops fulfillment/replenishment plans

     4.2.   Inputs
            Technical Service Engineer (TSE) and customer complete analysis and troubleshooting and agree that hardware return/repair is required.

     4.3.   Steps
                      o  TSE opens CSR in MADIC system
                      o TSE initiates RMA in MADIC and provides shipping instructions to customer
                      o TSE and customer agree if Advance Replacement &/or Emergency Replacement is required, ref: Advance replacement procedure
                      o  Customer ships hardware to TEKELEC attention:
                         RMA ####
                      o RMA hardware is received, verified to MADIC records, and routed to "incoming RMA"
                      o  RMA Traveler is initiated
                      o Test, Update with appropriate ECNs, Troubleshoot, repair & retest per RMA traveler
                      o Items which pass test as received (NTF) are processed through a sequence of heat testing and fault isolation & analysis
                      o Repaired items are stamped, MADIC is updated from repair data base & from Traveler
                      o Quality Control audits RMA hardware, documents, and MADIC for completeness
                      o RMA hardware is returned to customer (or SPI stock if Advance replacement provided)
                      o  TSE confirms that customer is satisfied
                      o  TSE closes RMA in MADIC system
                      o  TSE closes CSR in MADIC system

     4.4. Deliverables
                      o Repaired hardware shipped to customer (custromer satisfaction confirmed by TSE) or, if advance replacement hardware provided, delivered to SPI.
                      o Records and reports for tracking, analysis and process improvement

5.   Flow Diagram of the process:


                              REPAIR & RETURN FLOW

                              [PROCESS FLOW CHART]

                              [TEKELEC LETTERHEAD]


THIS DOCUMENT AND THE DATA DISCLOSED HEREIN OR HEREWITH IS PROPRIETARY AND IS NOT BE REPRODUCED, USED OR DISCLOSED IN WHOLE OR IN PART TO ANYONE WITHOUT THE WRITTEN PERMISSION OF TEKELEC. COPYRIGHT, (R)TEKELEC 1996

Title:  Procedure, Customer Service Request (CSR), NSD
Part Number:       907-0398-01      Revision:       B   ECN:    6066



                                                                        EAGLE(R)
-------------------------------------------------------------------------------
                                                      Network Switching Division



                                             Procedure, Customer Service Request
                                                                      (CSR), NSD









                                 CHANGE HISTORY


  Date           ECN#                Author         Revision Description

11/10/95         5844                B. Long            Initial release
 5/22/96         6066                B. Long        Minor changes, typo errors


1.   PURPOSE:

Describe how the Network Switching Division (NSD) will document, record, and track Customer requests for product support.

2.   SCOPE:

Documentation and tracking will be available at all stages of a product's life cycle (while the product is deployed in a customer's network). All Network Services Division's (NSD) deployed products will be covered by technical support coverage.

3.   REFERENCES

3.1  ISO 9001 4.14
     ISO 9001 4.19

3.2  Internal References:
          Return Materials Authorization Procedure     907-0396-01
          Advance Hardware Replacement Procedure       907-0397-01

4.   OPERATING CRITERIA:

     4.1. Product problems are categorized to reflect the initial impact or potential impact on the customer application.

       Priority Classification   Responsive Objective*       Description
          ----------------------------------------------------------------------
           Priority   Critical   Continuous around   Critical problems severely
           1                     the clock until     affect service, traffic,
                                 pre-incident con-   billing, and maintenance
                                 dition exists       capabilities and require
                                                     immediate corrective
                                                     action, regardless of time
                                                     of day or day of week
          ----------------------------------------------------------------------
           Priority    Major     30 days from        Major problems cause condi-
           2                     receiving the       tions that seriously affect
                                 fault report to     system operation, mainten-
                                 fix delivery to     ance and administration,
                                 site                etc. and require immediate
                                                     attention. The urgency is
                                                     less than in critical
                                                     situations because of a
                                                     lesser immediate or impend-
                                                     ing effect on system per-
                                                     formance, customers, and
                                                     company operations and
                                                     revenue
          ----------------------------------------------------------------------
           Priority    Minor     6 months from       Minor problems do not sig-
           3                     receiving the       nificantly impair the
                                 fault report to     functioning of the system
                                 fix delivery to     and do not seriously affect
                                 site                service to the customer
          ----------------------------------------------------------------------

         * Response objective interval is time between report of problem and delivery of fix

     4.2 NSD will maintain a Customer Service Request (CSR) database to record and track customer problems (a MADIC Module). This database is updated to reflect the current status of each problem or request.

4.3 NSD's Technical Services group is responsible for recording customer's requests for assistance; tracking and managing a problem or request through resolution; and implementing corrective actions if necessary.

4.4 Telephone Consultation is performed to confirm warranty and the severity of the problem or issues. During the initial trouble shooting phase, the symptoms of the reported problem are confirmed for accuracy.

4.5 If during the consultation with the customer the problem is deemed a Critical or a Major problem the escalation procedure is implemented. The NSD management will help facilitate acquiring any resource needed to resolve the problem.

4.6 If during the trouble shooting phase it is determined that a unit, part, board, etc., is needed to resolve the problem, the Technical Services Representative issues the customer a Return Material Authorization (RMA) number to allow for the unit, part, or board to be returned for repair, replacement, upgrade, etc.

4.7 A System Problem Report (SPR) is opened when problem resolution requires Design Engineering support. Engineering classifies the SPR as either a Critical, Major, Minor, or Enhancement SPR.

4.8 If the remote troubleshooting does not resolve the problem, NSD may request to send a Field Service Engineer to the customer's site to assist with troubleshooting.

4.9 A Technical Services Representative will continue to monitor and track the problem until the situation is resolved. If an RMA and/or SPR was generated from the CSR the CSR remains open until the associated RMA and/or SPR is closed. The CSR database is routinely updated with information concerning the resolution of the issue.

4.10 CSR closure requires a description of the problem resolution as part of the CSR record, and the customer's concurrence of that description. Both the resolution description and the name and date of customer representative agreeing to the solution should be recorded in the action field of the CSR. Statistical data on problem occurrences and maintenance activities is maintained in the database.

                                    CSR FLOW



                              [PROCESS FLOW CHART]

                              [TEKELEC LETTERHEAD]


THIS DOCUMENT AND THE DATA DISCLOSED HEREIN OR HEREWITH IS PROPRIETARY AND IS NOT BE REPRODUCED, USED OR DISCLOSED IN WHOLE OR IN PART TO ANYONE WITHOUT THE WRITTEN PERMISSION OF TEKELEC. COPYRIGHT, (R)TEKELEC 1995

Title:  Procedure, Escalation, NSD
Part Number:       907-0400-01      Revision:       B   ECN:    6066



                                                                        EAGLE(R)
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                                                      Network Switching Division



                                                      Procedure, Escalation, NSD









                                 CHANGE HISTORY


  Date           ECN#                Author         Revision Description

11/10/95         5844                B. Long            Initial release
 5/22/96         6066                B. Long          Correct typo errors





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
1.   PURPOSE:

To establish the criteria and method under which Network Switching Division
         (NSD) will provide management notification and involvement in problem resolution activities. Use of this procedure is intended to minimize time and confusion during service affecting situations.

2.   SCOPE:

This escalation procedure cover all customer service affecting problem situations on deployed NSD products 24 hours a day, 7 days a week.

3.   REFERENCES

3.1  ISO 9001 4.14
     ISO 9001 4.19

4.   OPERATING CRITERIA:
4.1    Priority Classifications and Response Objectives:



           Priority    Classification   Responsive Objective                   Description
           --------    --------------   --------------------                   -----------


          Priority 1     Critical       Continuous around the       Critical problems  severely affect
                                        clock until preincident     service, traffic, billing, and
                                        condition exists            maintenance capabilities and require
                                                                    immediate corrective action, regardless
                                                                    of time of day or day of week

          Priority 2     Major          30 days from receiving      Major problems cause conditions that
                                        the fault report to fix     seriously affect system operation,
                                        delivery to size            maintenance and administration, etc. and
                                                                    require immediate attention.  The urgency
                                                                    is less than in critical situations
                                                                    because of a lesser immediate or impending
                                                                    effect on system performance, customers,
                                                                    and company operations and revenue

          Priority 3     Minor          6 months from receiving     Minor problems do not significantly impair
                                        the fault report to fix     the functioning of the system and do not
                                        delivery to site 1          seriously affect service to the customer




          *Response objective interval is between the report of the problem and the delivery of the fix.

4.2   Emergency Definition

      o An emergency situation always exists when a "Critical" problem is encountered. Note: a "Major" problem may be classified as an emergency situation, at the discretion of the Technical Services Manager (TSM)

         - A total system failure that results in loss of all transaction processing capability

         - Significant reduction in system capacity or traffic handling capability

         - Loss of the system's ability to perform automatic system reconfiguration




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          - Inability to restart a processor or the system

          - Loss of access for maintenance or recovery operations

          - Loss of the system's ability to provide any required "Critical" or "Major" trouble notification

          - Other problems severely affecting service, capacity/traffic, billing and maintenance capabilities may be defined as critical by the customer upon prior discussion and agreement with NSD

4.3  Emergency Notification Sequence

       o Notification sequence during normal business hours:

          - Normal business hours - 8:00 AM to 8:00 PM eastern time Monday through Friday except Tekelec holidays

          - The first level of problem resolution will be the Technical Services Engineer (TSE)

          - The TSE receiving the customer request will determine if the issue is Major or Critical

          - The Technical Services Manager (TSM) will be contacted for service affecting issues

          - The Director of Customer Service (DCS) will be notified for any Emergency situations

          - The NSD General Manager (NSD GM) should be notified for any Emergency situations

       o Notification sequence during all other hours:

          - Outside of normal business hours Technical Service's 800 number will be answered by an answering service

          - The answering service will page the on call primary TSE

          - If no response within 10 minutes the answer service will page the secondary TSE

          - If no response within 10 minutes the answer service will page the TSM

          - If no response within 10 minutes the answer service will page the DCS

          - If no response within 10 minutes the answer service will page NSD GM

       o A listing of specific individuals, pager numbers, and phone numbers will be published and posted in the Technical Service's area

       o Each TSE will have access to the escalation listing at all times

4.4  Emergency Escalation Sequence

       o Escalation steps are identified by expired time intervals upon notification of a 'Critical' or "Major" customer problem

          - TIME(0): 0 TO 20 MINUTE INTERVAL

               o TSE determined if customer issue severity is Major or Critical

               o Notify TSM of the situation

               o Open Customer Service Request (CSR) in MADIC system

               o Work the issue to resolution

          - TIME(1): 20 TO 45 MINUTE INTERVAL

               o If issue is resolved, TSE closes CSR to log incident and report to TSM

               o If issue is not resolved at 20 minutes, provide the TSM with situation update

               o Escalate to Subject Matter Experts (SME) as required

               o TSM establishes resolution plans

          - TIME(2): 45 TO 60 MINUTE INTERVAL

               o At 45 minutes, Director of Customer Services is notified for unresolved Critical issues (Unresolved Major issues will be escalated at the discretion of the TSM)

               o Make arrangement to send TSE to site, as required

               o Resolution plan reviewed by Management Team and corrections implemented if required


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          -TIME(3): >60 minutes
          o At 60 minutes, Senior Vice President and General Manager is notified for unresolved Critical issues (Unresolved Major issues will be escalated at the discretion of the Management Team)

          o Resolution plan is reviewed by Management Team and corrections implemented if required

          o Resolution actions proceed continuously 24 hours per day until Critical issues are resolved (The Management Team determines resolution plan for Major issues)

4.5  Emergency Debriefing
          o When the emergency situation is resolved, a debriefing session is held to explain the problem cause, actions to take to avoid further reoccurrence and follow-up activities to occur by NSD and customer

4.6  Emergency Analysis
          o Each emergency situation will be analyzed to determine the root cause of the incident so future occurrences can be avoided

          o A formal service failure analysis will be conducted following any instance of a reportable system outrage of two (2) minutes or greater, (or multiple transients of less than two (2) minutes)

          o A Service Failure Analysis Report (SFAR) should be issued to the affected customer within two weeks following the first instance of a reportable outrage




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